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                                                                    Exhibit 23.4


INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Amendment No. 1 to Registration Statement No. 333-81397/81395 of NTL Incorporated and NTL Communication Corp. on Form S-3/S-2 of our report dated February 27, 1998, appearing in the Prospectus, which is part of this Registration Statement, on the consolidated financial statements as of December 31, 1997 and for the year then ended of Cable London PLC and subsidiaries.

We also consent to the reference to us under the headings "Experts" in such Prospectus.

/s/ Deloitte & Touche

London, England
July 6, 1999